Exhibit 10.6

SECOND AMENDMENT TO LOAN AND SECURITY

AGREEMENT

This Second Amendment to Loan and Security Agreement (this “Amendment”) is entered into as of August 9, 2022, by and between AVENUE VENTURE OPPORTUNITIES FUND, L.P., a Delaware limited partnership (“Lender”) and CLENE INC., a Delaware corporation and CLENE NANOMEDICINE, INC., a Delaware corporation (individually and collectively, jointly and severally, “Borrower”).

RECITALS

Borrower and Lender are parties to that certain Loan and Security Agreement dated as of May 21, 2021, as amended by First Amendment to Loan and Security Agreement dated as of June 30, 2021 (and as amended from time to time, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.

NOW, THEREFORE, the parties agree as follows:

1.
Subsection (l) of Section 6.1 Indebtedness is hereby is deleted in its entirety and replaced with the following new subsection (l) of Section 6.1:

“(l) Indebtedness secured by a lien described in clause (c) of the defined term “Permitted Liens” to be incurred in an additional aggregate original principal amount of up to $6,000,000, of which up to $3,000,000 shall be with the state of Maryland or its associated government associations or departments, and of which up to $3,000,000 may be with any unrelated third party lender providing equipment financing on terms reasonably acceptable to Lender;”

2.
No course of dealing on the part of Lender, nor any failure or delay in the exercise of any right by Lender, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Lender’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Lender thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Lender.
3.
Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Loan Documents (as defined in the Agreement). The Loan Documents, as amended hereby, shall be and remain in full force and effect in accordance with their respective terms and hereby are ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Lender under the Loan Documents, as in effect prior to the date hereof.
4.
Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
5.
As a condition to the effectiveness of this Amendment, Lender shall have received, in form and substance satisfactory to Lender, the following:
a.
this Amendment, duly executed by Borrower;
b.
all reasonable Lender expenses incurred through the date of this Amendment, which Borrower shall remit via wire transfer on the date of execution of this Amendment per the instructions set forth on Annex A hereto; and
c.
such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.
6.
This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

BORROWER:

CLENE INC.

By:	/s/ Rob Etherington

Name:	Rob Etherington

Title:	President

CLENE NANOMEDICINE, INC.

By:	/s/ Rob Etherington

Name:	Rob Etherington

Title:	President

LENDER:

AVENUE VENTURE OPPORTUNITIES FUND, L.P.

By:	Avenue Venture Opportunities Partners, LLC Its: General Partner

By:	/s/ Sonia Gardner

Name:	Sonia Gardner

Title:	Authorized Signatory

ANNEX A

[Omitted pursuant to Regulation S-K, Item 601(a)(5). We agree to furnish supplementally a copy of such omitted materials to the SEC upon request.]